Ex - (h)(7)
Amendment to Sub-Administration Agreement
     This Amendment to Sub-Administration Agreement is made as of October 8, 2009 by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Sub-Administrator”), and Charles Schwab Investment Management, Inc., a California corporation (the “Administrator”), with respect each management investment company identified on Appendix A hereto (each such investment company shall hereinafter be referred to as an “Investment Fund” and collectively, the “Investment Funds”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in that certain Sub-Administration Agreement made as of October 1, 2005 (the “Sub-Administration Agreement”).
Witnesseth:
     Whereas, the Administrator and the Sub-Administrator entered into the Sub-Administration Agreement pursuant to which the Sub-Administrator furnishes certain administrative services to certain of the Investment Funds;
     Whereas, the Funds listed on Appendix B hereto (collectively, the “Schwab ETFs”), which are exchange traded funds, will issue and redeem shares (“Shares”) only in aggregations of Shares known as “Creation Units,” generally in exchange for a basket of certain equity or fixed income securities and a specified cash payment, as more fully described in the currently effective prospectus and statement of additional information of such Schwab ETFs; and
     Whereas, the Administrator desires for the Sub-Administrator to provide services to each of the Schwab ETFs and the Sub-Administrator desires to provide the services set forth in the Sub-Administration Agreement to each of the Schwab ETFs; and
     Whereas, the parties desire to amend a certain provision of the Sub-Administration Agreement to reflect the term of the Sub-Administration Agreement with respect to the Schwab ETFs.
     Now Therefore, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:
1. For purposes of the Schwab ETFs only, Section 14 of the Sub-Administration Agreement is hereby amended as follows:
     (A) Section 14(a) of the Sub-Administration Agreement is hereby amended in its entirety and the following Section 14(a) is inserted in lieu thereof:
     SECTION 14. TERM, TERMINATION AND AMENDMENT

     (a). This Agreement shall become effective as of October 8, 2009 and shall remain in full force and effect for a period of three (3) years from such effective date (the “Initial Term”), and thereafter shall automatically continue in full force and effect unless either party terminates this Agreement by written notice to the other party at least ninety (90) days prior to the date of termination.
     (B) Section 14(c) of the Sub-Administration Agreement is hereby amended by the insertion of the following new Section 14(c)(I):
(I) With respect to a Schwab ETF, in the event that such Schwab ETF ceases operating as and under the name of such Schwab ETF for any reason, which may (but need not) be in connection with a merger, reorganization, transfer or liquidation of assets, stock exchange delisting or other extraordinary event. For the avoidance of doubt, upon termination of this Agreement under this Section 14(c)(I), such Schwab ETF shall pay to Sub-Administrator such compensation (including any applicable fees) and any reimbursable expenses as may be due and undisputed under the terms hereof to the date of such termination, including reasonable out-of-pocket expenses associated with such termination, and no other compensation, fees, charges or expenses will be assessed or will accrue with respect to said Schwab ETF after said termination. All out-of-pocket expenses for which the Sub-Administrator seeks reimbursement under this Section 14(c)(I) must be pre-approved by the Schwab ETF in writing, provided that such approval shall not be unreasonably withheld.
For the avoidance of doubt, the remainder of Section 14 of the Sub-Administration Agreement, including Section 14(c)(H) thereof relating to terminations in connection with material breaches by the Sub-Administrator, shall remain in effect for all Investment Funds and Schwab ETFs.
2. In the event that the Administrator desires to have the Sub-Administrator render services to any exchange traded fund in addition to those listed on Appendix B hereto under the terms of the Sub-Administration Agreement and this Amendment, it shall so notify the Sub-Administrator in writing, and if the Sub-Administrator agrees in writing to provide such services, such exchange traded fund shall become an Investment Fund and a Schwab ETF under the Sub-Administration Agreement and this Amendment and be bound by all terms and conditions and provisions of the Sub-Administration Agreement and this Amendment including, without limitation, the representations and warranties set forth in Section 4 of the Sub-Administration Agreement.
3. Except as modified hereby, all other terms and conditions of the Sub-Administration Agreement shall remain in full force and effect.

4. This Amendment may be executed in multiple counterparts, which together shall constitute one instrument.
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Signature Page
In Witness Whereof, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

By:	/s/ Koji E. Felton	By:	/s/ Joseph Martinetto

Name: Koji E. Felton		Name: Joseph Martinetto
Title: SVP, Chief Counsel & Corp. Secretary, Charles Schwab Investment Management, Inc.		Title: EVP Finance & Risk Management

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

By:	/s/ Randy Merk

Randy Merk
EVP & President, Investment Management Services

Signature Attested to By:		State Street Bank and Trust Company

By:	/s/ Mary Moran Zeven	By:	/s/ Gary L. French

Name: Mary Moran Zeven		Name: Gary L. French
Title: Senior Vice President		Title: Senior Vice President
Amendment to Amended and Restated Master Sub-Administration Agreement

APPENDIX A
THE CHARLES SCHWAB FAMILY OF FUNDS
Schwab Money Market Fund
Schwab Value Advantage Money Fund
Schwab Retirement Advantage Money Fund
Schwab Investor Money Fund
Schwab Government Money Fund
Schwab U.S. Treasury Money Fund
Schwab Municipal Money Fund
Schwab California Municipal Money Fund
Schwab New York AMT Tax-Free Money Fund (formerly NY Muni Money Fund)
Schwab AMT Tax-Free Money Fund (formerly Florida Muni Money Fund)
Schwab California AMT Tax-Free Money Fund
Schwab Massachusetts AMT Tax-Free Money Fund (formerly MA Muni Money Fund)
Schwab Pennsylvania Municipal Money Fund
Schwab New Jersey AMT Tax-Free Money Fund (formerly NJ Muni Money Fund)
Schwab Cash Reserves
Schwab Advisor Cash Reserves
SCHWAB INVESTMENTS
Schwab 1000 Index Fund
Schwab YieldPlus Fund
Schwab Short-Term Bond Market Fund
Schwab Total Bond Market Fund
Schwab GNMA Fund
Schwab Tax-Free YieldPlus Fund
Schwab Tax-Free Bond Fund
Schwab California Tax-Free YieldPlus Fund
Schwab California Tax-Free Bond Fund
Schwab Inflation Protected Fund
Schwab Premier Income Fund
SCHWAB CAPITAL TRUST
Schwab Core Equity Fund
Schwab Hedged Equity Fund
Schwab Premier Equity Fund
Laudus International MarketMasters Fund
Laudus Small-Cap MarketMasters Fund
Schwab Balanced Fund (formerly Schwab Viewpoints Fund)
Schwab Fundamental US Small-Mid Company Index Fund
Schwab Fundamental US Large Company Index Fund
Schwab Monthly Income Fund - Moderate Payout
Schwab Monthly Income Fund - Enhanced Payout
Schwab Monthly Income Fund - Maximum Payout
Schwab International Core Equity Fund
SCHWAB ANNUITY PORTFOLIOS
Schwab Money Market Portfolio

A-1

SCHWAB STRATEGIC TRUST
Schwab U.S. Broad Market ETF
Schwab U.S. Large-Cap ETF
Schwab U.S. Large-Cap Growth ETF
Schwab U.S. Large-Cap Value ETF
Schwab U.S. Small-Cap ETF
Schwab International Equity ETF
Schwab International Small-Cap Equity ETF
Schwab Emerging Markets Equity ETF

A-2

APPENDIX B
SCHWAB STRATEGIC TRUST
Schwab U.S. Broad Market ETF
Schwab U.S. Large-Cap ETF
Schwab U.S. Large-Cap Growth ETF
Schwab U.S. Large-Cap Value ETF
Schwab U.S. Small-Cap ETF
Schwab International Equity ETF
Schwab International Small-Cap Equity ETF
Schwab Emerging Markets Equity ETF